Exhibit 4.1

AMENDMENT TO THE

INGERSOLL-RAND COMPANY LIMITED

AMENDED AND RESTATED INCENTIVE STOCK PLAN OF 1998

DECEMBER 31, 2005

WHEREAS, Ingersoll-Rand Company Limited, a Bermuda company (the “Company”), adopted the Ingersoll-Rand Company Limited Amended and Restated Incentive Stock Plan of 1998 (the “Plan”); and

WHEREAS, the Company reserved the right at any time and from time to time to amend the Plan in accordance with Section 14 of the Plan; and

WHEREAS, the Company, acting on authority of its Board of Directors, desires to amend the Plan.

NOW, THEREFORE, the Plan shall be amended in the following respects effective as of December 31, 2005:

1.	Section 6(d) of the Plan is hereby amended and restated to read as follows in its entirety:

“[Intentionally deleted.]”

2.	Section 6(e) of the Plan is hereby amended and restated to read as follows in its entirety:

“The Option may be exercised, in whole or in part, and from time  to time, during the term of the Option, subject to the terms and conditions specified in the Option or by the Committee.”

3.	The last sentence of Section 6(f) of the Plan is hereby amended and restated to read as follows in its entirety:

“In the event of the Retirement of the optionee, the Option shall be exercisable within such period as shall be set forth in the Option but not later than three years after the date of Retirement (or such longer period as the Committee may determine).”

4.	Section 7(c)(ii) of the Plan is hereby amended and restated to read as follows in its entirety:

“[Intentionally deleted.]”

5.	Section 13(c) of the Plan is hereby amended and restated to read as follows in its entirety:

“[Intentionally deleted.]”

6.	Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effect and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment on December 7, 2005.

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and General Counsel